Exhibit 10.10

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”), dated as of March 28, 2008, is made by GSE Systems, Inc., a Delaware corporation (“GSE”), MSHI, Inc., a Virginia corporation (“MSHI”), GSE Power Systems, Inc., a Delaware corporation (“GSE Power”), and GSE Process Solutions, a Delaware corporation, (“GSE Process”) (GSE, MSHI, GSE Power and GSE Process are individually referred to as "Pledgor" and collectively referred to as “Pledgors”), in favor of Bank of America, N.A., a national banking association, in its capacity as Lender (the “Lender”).

Reference is made to that certain Loan Agreement (Ex-Im Bank-Guaranteed Transaction Specific Revolving Line of Credit) (the “Ex-Im Loan Agreement”) and that certain Loan Agreement (Domestic Revolving Line of Credit) (the “Domestic Loan Agreement,” and together with the Ex-Im Loan Agreement, the “Loan Agreement”), each dated as of March 28, 2008 among GSE and GSE Power (GSE and GSE Power are individually referred to as “Borrower” and collectively referred to as “Borrowers”) and the Lender.

The Lender has agreed to make a $3,500,000 Ex-Im Bank Guaranteed Transaction Specific Revolving Line of Credit (the “Ex-Im Loan”) and a $1,500,000 Domestic Revolving Line of Credit (the “Domestic Loan,” and together with the Ex-Im Loan, the “Loan”) to the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Loan Agreement.  The obligations of the Lender to make the Loan is conditioned on, among other things, the execution and delivery by the Pledgor of a Stock Pledge Agreement in the form hereof.  As consideration therefor and in order to induce the Lender to make the Loan, the Pledgor is willing to execute this Agreement.

ARTICLE 1

DEFINITIONS

SECTION 1.1                                Certain Terms.  The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Additional Pledged Shares” shall mean the Capital Stock more particularly described in Schedule 2 hereto, as amended and supplemented from time to time.

“Agreement” shall mean this Pledge Agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, restated or otherwise modified.

“Capital Stock” shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Collateral” shall mean, collectively, (a) the Pledged Shares; (b) all other Pledged Property, whether now or hereafter delivered to the Lender in connection with this Agreement; and (c) all proceeds of any of the foregoing.

“Distributions” shall mean all dividends paid in stock, liquidating dividends, shares of stock resulting from stock splits, reclassifications, warrants, options, non-cash dividends and other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of Capital Stock constituting Collateral, but shall not mean Dividends.

“Dividends” shall mean cash dividends and cash distributions with respect to any Pledged Shares made out of capital surplus.

“Event of Default” shall mean any event described in Section 5.1.

“Initial Pledged Shares” shall mean the Capital Stock more particularly described in Schedule I hereto, as amended and supplemented from time to time.

“Loan Documents” shall means the Loan Agreement, each promissory note (if any) and security agreement and guaranty executed in connection therewith, this Agreement, and all other documents or instruments executed and delivered by the parties hereto or thereto, as the case may be.

“Obligations” shall mean (a) the due and punctual payment of  (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loan when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers under the Loan Agreement, when and as due, including payments in respect of reimbursement or disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers to the Lender under the Loan Agreement and the other Loan Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers under or pursuant to the Loan Agreement and the other Loan Documents.

"Person" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any governmental authority.

“Pledged Property” shall mean all Pledged Shares and the certificates evidencing the Pledged Shares, and all Dividends, Distributions, securities, cash, instruments, interest payments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

“Pledged Shares” shall mean the Initial Pledged Shares, the Additional Pledged Shares and all other shares of Capital Stock which are pledged by the Pledgor to the Lender as Pledged Property hereunder.

“Secured Obligations” means, collectively, the obligations of the Pledgor under this Agreement, and of the Borrowers under the Loan Agreement and the other Loan Documents, including, without limitation, the Obligations.

“U.C.C.” means the Uniform Commercial Code as in effect in the State of Maryland from time to time.

SECTION 1.2.                                Loan Credit Agreement Definitions, Cross-References.  Capitalized terms used herein and not otherwise defined (including the preamble and recitals hereof) shall have the meanings assigned to them in the Loan Agreement, unless the context otherwise requires or unless otherwise defined herein.  References in this Agreement to any Section, unless otherwise specified, are references to such Section of this Agreement, and references in such Section to any subsection or clause, unless otherwise specified, are references to such subsection or clause of such Section.

SECTION 1.3.                                U.C.C. Definitions.  Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including its preamble and recitals, with such meanings.

ARTICLE 2

PLEDGE

SECTION 2.1.                                Grant of Security Interest.  The Pledgor hereby pledges, assigns, delivers, sets over, conveys and transfers to the Lender, for its benefit, and hereby grants to the Lender, for its benefit, a continuing security interest in and to, all of the Collateral.

SECTION 2.2.                                Security for Secured Obligations.  This Agreement and the Collateral secure the payment in full and performance of all Secured Obligations.

SECTION 2.3.                                Delivery of Pledged Property upon Event of Default; Stock Powers; Registration of Pledge; Transfer.  All certificates and instruments representing or evidencing any Collateral, including all Pledged Shares, shall be delivered to the Lender and shall be held by the Lender, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank and, if the Lender shall so request, with signatures guaranteed by a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States.  The Lender shall have the right, upon the occurrence and during the continuation of an Event of Default, and without notice to the Pledgor, to transfer to, or to register in the name of, the Lender or any of its nominees, any or all of the Pledged Shares, subject only to Section 2.5(b) and Section 4.6.  The Lender will promptly give notice to Pledgor of any such transfer or registration with respect to the Pledged Shares, but in no event will the failure of the Lender to give notice limit its rights to take possession of the shares or otherwise result in liability hereunder.  In addition, the Lender shall have the right at any time to request that the Pledgor exchange certificates or instruments representing or evidencing any Pledged Shares for certificates or instruments of smaller or larger denominations.

SECTION 2.4.                                No Duty to Lender.  The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Beyond reasonable care in the custody of any Collateral in its possession from time to time and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  The Lender shall not be liable or responsible (a) for any diminution in the value of the Collateral or (b) for any loss or damage to any of the Collateral by reason of the act or omission of any carrier, forwarding agency, or other agent selected by the Lender in good faith.

SECTION 2.5.                                Continuing Security Interest; Transfer of Secured Obligation.  This Agreement shall:

(a)           create a continuing security interest in the Collateral;

(b)           remain in full force and effect until the payment in full and performance of all Secured Obligations;

(c)           be binding upon the Pledgor, its legal representatives, successors, transferees and assigns, provided, however, that the Pledgor may not assign any of its rights or obligations hereunder without the prior written consent of the Lender; and

(d)           inure to the benefit of the Lender and its respective legal representatives, successors, transferees and assigns.

Without limitation to the foregoing, Lender may assign or otherwise transfer any note, Loan or other Secured Obligation, held by it to any other Person, in accordance with the terms of the Loan Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted herein or otherwise.  Upon the occurrence of the event described in Section 2.5(b) above, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor.  Upon any such termination, the Lender will, at the Pledgor’s expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination, without recourse or warranty to the Lender.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

SECTION 3.1.                                Representations and Warranties.  The Pledgor represents and warrants as follows:

(a)           The Pledgor is and at all times will be the legal and beneficial owner of, and has and will have at all times good and marketable title to, all Collateral, free and clear of all liens or other charges or encumbrances, except the lien granted pursuant hereto in favor of the Lender.

(b)           The Pledgor has and will at all times have the requisite power and authority to enter into this Agreement and to pledge and assign the Collateral to the Lender in accordance with the terms of this Agreement.

(c)           The delivery of the Collateral to the Lender is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations, except that the filing of a financing statement, the taking of possession or some other action may be required under Section 9-306 of the former U.C.C. and Section 9-315 of the revised U.C.C. to perfect a security interest in certain proceeds of the Collateral that do not constitute Pledged Shares or other securities or instruments.

(d)           The Initial Pledged Shares have been duly authorized and validly issued, and are fully paid, and nonassessable.

(e)           As of the date hereof, (i) the Initial Pledged Shares constitute, and at all times hereafter the Pledged Shares will constitute, 100% of all of the issued and outstanding shares of Capital Stock of the entities whose Capital Stock is pledged hereunder owned or controlled by the Pledgor, and (ii) there are no outstanding warrants, stock options of any nature or other instruments convertible into shares of any class of stock of any of such entities.

(f)           There are no restrictions on transfer of the Initial Pledged Shares contained in the certificate of incorporation or by-laws (or equivalent organizational documents) of the entities whose Capital Stock is pledged hereunder or otherwise which have not otherwise been enforceably and legally waived by the necessary parties.

(g)           No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority not already taken or made by the Pledgor is or will be required either:

(i)           for the pledge by the Pledgor of any Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by the Pledgor (except with respect to the Pledged Shares, any amendments required to be made to existing filed reports to disclose such pledge which will be filed when due), or

(ii)           for the exercise by the Lender of the voting or other rights provided for in and in accordance with the terms of this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

(h)           The Pledgor is incorporated in or organized under the laws of the state specified on such signature page.  The Pledgor shall give the Bank at least thirty (30) days notice before changing its state of incorporation or organization.

SECTION 3.2.  Warranties upon Pledge of Additional Collateral.  The Pledgor shall be deemed to restate each representation and warranty set forth in Section 3.1 as at the date of each pledge hereunder by the Pledgor to the Lender of any Collateral with respect to such additional Collateral.

ARTICLE 4

COVENANTS

SECTION 4.1.                                Protect Collateral; Further Assurances.  The Pledgor will not sell, assign, transfer, pledge or encumber in any other manner the Collateral (except in favor of the Lender hereunder).  The Pledgor will warrant and defend the right, title and security interest herein granted to the Lender in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever.  The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

SECTION 4.2.                                Issuance of Stock.  The Pledgor will not, subsequent to the date of this Agreement, without the prior written consent of the Lender, cause or permit the entities whose Capital Stock is pledged hereunder to issue or grant any warrants, stock options of any nature or other instruments convertible into shares of any class of stock or issue any additional shares of stock or sell or transfer any treasury stock, except that such entities may issue shares of stock to the Pledgor that are or become contemporaneously with such issuance, Pledged Shares that are pledged hereunder and become a part of the Collateral.

SECTION 4.3.                                Taxes.  The Pledgor will pay all taxes, assessments and charges levied, assessed or imposed upon the Collateral before the same become delinquent or become Liens upon any of the Collateral except where the same may be contested in good faith by appropriate measures and as to which adequate reserves have been provided and there is no immediate risk of loss of the Collateral from non-payment.

SECTION 4.4.                                Stock Powers.  The Pledgor agrees that all Pledged Shares (and all other shares of Stock constituting Collateral) delivered by the Pledgor to the Lender pursuant to this Agreement will be accompanied by the instruments of transfer or assignment described in Section 2.3.  Thereafter, the Pledgor will, upon the request of the Lender, promptly deliver to the Lender such stock powers, instruments and similar documents, satisfactory in form and substance to the Lender, with respect to the Collateral as the Lender may reasonably request and will, from time to time upon the request of the Lender, promptly transfer any Pledged Shares or other shares of Capital Stock, including all Distributions, constituting Collateral into the name of the Lender or any nominee designated by the Lender.

SECTION 4.5.                                Continuous Pledge.  The Pledgor will at all times keep pledged to the Lender pursuant hereto all Pledged Shares, all Dividends received after a Default or an Event of Default and Distributions with respect thereto, and all other Collateral.

SECTION 4.6.                                Voting Rights; Dividends.  In addition, the Pledgor agrees that:

(a)           after any Event of Default shall have occurred and be continuing or if any Default or Event of Default shall occur as a result thereof, promptly upon receipt thereof by the Pledgor and without any request therefor by the Lender, the Pledgor shall deliver (properly endorsed where required hereby or requested by the Lender) to the Lender all Dividends, other than permitted tax distributions, all of which shall be held by the Lender as additional Collateral for use in accordance with Section 5.5;

(b)           after any Event of Default shall have occurred and be continuing, upon notice to the Pledgor by the Lender, all rights of the Pledgor to exercise or refrain from exercising voting or other consensual rights in respect of the Collateral shall cease and all such rights shall thereupon become vested in the Lender who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights; and

(c)           after any Event of Default shall have occurred and be continuing, promptly upon request of the Lender, the Pledgor shall deliver to the Lender such proxies and other documents as may be necessary to allow the Lender to exercise the voting and other consensual rights with respect to any Collateral.

Except as set forth in the immediately preceding sentence, the Pledgor shall be entitled to exercise, in its reasonable judgment, but in a manner not inconsistent with the terms of the Loan Agreement or any other Loan Document (including this Agreement), the voting powers and all other incidental rights of ownership with respect to any Pledged Shares or other shares of Capital Stock constituting Collateral (subject to the Pledgor’s obligation to deliver to the Lender such Pledged Shares and other shares in pledge hereunder) and to the receipt of all Dividends.  All Dividends, Distributions, cash payments and proceeds, which the Pledgor is then obligated to deliver to the Lender, shall, until delivery to the Lender, be held by the Pledgor separate and apart from its other property in trust for the Lender.  The Lender agrees that unless an Event of Default shall have occurred and be continuing, the Lender shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any share of stock (including Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver or ratification given, or action taken by the Pledgor that would impair in any material respect any Collateral or be inconsistent with or violate any provision of the Loan Agreement or any other Loan Document (including this Agreement).

SECTION 4.7.                                Additional Information.  The Pledgor will furnish to the Lender written notice of the occurrence of any event which would make any representation contained in Article 3 untrue at such time.

SECTION 4.8.                                Delivery of Collateral to Lender.  The Pledgor acknowledges and agrees that if an Event of Default has occurred, the Lender shall be entitled to have sole possession and control of the Collateral and to exercise all of the rights and remedies with respect to such Collateral provided by Section 5.2.

ARTICLE 5

EVENTS OF DEFAULT; REMEDIES

SECTION 5.1.                                Events of Default.  Each of the following shall constitute an “Event of Default” hereunder:

(a)           if there shall occur any Event of Default under the Loan Agreement or any other Loan Document;

(b)           if any of the Collateral shall be attached or levied upon or seized in any legal proceeding, or held by virtue of any lien or distress; or

(c)           if any representation or warranty of the Pledgor set forth herein shall be untrue in any material respect or if the Pledgor shall default in the due performance and observance of any covenant contained herein and such default shall continue unremedied for a period of ten (10) days.

SECTION 5.2.                                Actions upon Event of Default.  In addition to its rights and remedies provided hereunder, whenever an Event of Default shall have occurred and be continuing, the Lender shall have all rights and remedies of a secured party upon default under the U.C.C. or other applicable law.  Any notification required by law of any intended disposition by the Lender of any of the Collateral shall be deemed reasonably and properly given if given at least ten (10) days before such disposition.  Without limitation of the above, the Lender may whenever an Event of Default shall have occurred, take all or any of the following actions after giving at least ten (10) days prior notice to the Pledgor:

(a)           transfer all or any part of the Collateral into the name of the Lender or its nominee, without disclosing that such Collateral is subject to the Lien hereunder;

(b)           take control of any proceeds of the Collateral; and

(c)           execute (in the name, place and stead of the Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

SECTION 5.3.                                Attorney-in-Fact.  The Pledgor hereby irrevocably appoints the Lender Pledgor's true and lawful attorney-in-fact, with full power of substitution, in the name of the Pledgor, the Lender or otherwise, for the sole use and benefit of the Lender, but at the Pledgor’s expense, upon the occurrence of an Event of Default to take any action and to execute any instrument which the Lender may deem reasonably necessary or advisable to enable the Lender to realize the benefit of the security interest provided for in this Agreement.

SECTION 5.4.                                Private Sales.

(a) The Pledgor recognizes that the Lender may be unable, after the occurrence of any Event of Default, to effect a public sale of any or all the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities law or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obligated to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Lender shall be under no obligation to delay sale of any of the Pledged Shares for the period of time necessary to permit any entity to register such securities for public sale under the Securities Act, or under applicable state securities law, even if such entity would agree to do so.

(b)           The Pledgor further agrees to use Pledgor's reasonable best efforts, after the occurrence of an Event of Default, to do or cause to be done all such acts as may be necessary to make such sale or sales of all or any portion of the Pledged Shares pursuant to this Section 5.4 valid and binding and in compliance with any and all requirements of applicable law.

SECTION 5.5.                                Application of Proceeds.  All cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Lender pursuant to the Loan Agreement and Section 5.6 of this Agreement) in whole or in part by the Lender against, all or any part of the Secured Obligations in the order and manner as the Bank in its discretion may determine. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

SECTION 5.6.                                Indemnity and Expenses.  The Pledgor hereby indemnifies and holds harmless the Lender from and against any and all claims, losses, and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement), to the same extent as set forth in the Loan Agreement.  Upon demand, the Pledgor will pay, or cause to be paid, to the Lender the amount of any and all reasonable expenses actually incurred, including the reasonable fees and disbursements of its counsel and of any experts and agents actually incurred, which the Lender incurs in connection with:

(a)           the administration of this Agreement;

(b)           the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, including without limitation, any fees owing to the Lender;

(c)           the exercise or enforcement of any of the rights of the Lender hereunder and any action taken by the Lender under Section 6.4; and

(d)           the failure by the Pledgor to perform or observe any of the provisions hereof.

SECTION 5.7.                                Sale of Pledged Shares.  If the Lender shall determine to exercise its right to sell any of the Pledged Shares pursuant to Section 5.2 and/or Section 5.4 or under applicable law, the Pledgor agrees that, upon request of the Lender, as soon as practicable, the Pledgor will, at its own expense:

(a)           produce and deliver, and cause each issuer of the Pledged Shares and the directors and officers thereof to produce and deliver, all financial and other information pertaining to such issuer, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Lender, advisable to sell or otherwise dispose of such Pledged Shares in a private sale in conformity with the requirements of all applicable federal and state securities laws, rules and regulations;

(b)           do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Shares or any part thereof valid and binding and in compliance with applicable law.

The Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Lender by reason of the failure of the Pledgor to perform any of the covenants contained in this Section and, consequently, agrees that the remedy of specific performance may be granted to require the Pledgor to comply with the covenants contained in this Section, at any time after the Lender shall demand compliance with this Section.

ARTICLE 6

MISCELLANEOUS

SECTION 6.1.                                Loan Document.  This Agreement is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 6.2.                                Amendments.  No amendment or waiver of any provision of this Agreement nor consent to any departures by the Pledgor herefrom shall in any event be effective unless the same shall be in writing, signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

SECTION 6.3.                                Obligations Not Affected.  The obligations of the Pledgor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

(a)           any amendment or modification or addition or supplement to the Loan Agreement, any other Loan Document, any instrument delivered in connection therewith or any assignment or transfer thereof;

(b)           any exercise, non-exercise or waiver by the Lender or Lender of any right, remedy, power or privilege under or in respect of, or any release of any guaranty or collateral provided pursuant to, this Agreement, the Loan Agreement or any other Loan Document;

(c)           any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement, the Loan Agreement or any other Loan Document or any assignment or transfer of any thereof; or

(d)           any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, of the Pledgor or any other Person, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

SECTION 6.4.                                Protection of Collateral.  Upon the occurrence and continuation of an Event of Default, the Lender may from time to time perform, at its option, any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform, and the Lender may from time to time take any other action which the Lender reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

SECTION 6.5.                                   Addresses for Notices.  All communications, notices or demands provided for hereunder shall be sent by first class mail, by courier, by hand or by certified mail as follows or to such other address with respect to any party as such party shall notify the others in writing:

To the Lender:                      Bank of America, N.A.
100 South Charles Street, 2nd Floor
Baltimore, Maryland 21201

To the Pledgor:                     GSE Systems, Inc.
7133 Rutherford Road, Suite 200
Baltimore, Maryland 21244

Except as otherwise specifically set forth herein, each such communication, notice or demand shall be deemed given:  (i) when deposited in the mail with proper postage affixed if sent by mail; or (ii) when actually delivered to the appropriate address if sent by courier or by hand.
SECTION 6.6.                                  Governing Law; Jurisdiction.

(a)           Subject to Section 6.11, this Agreement shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Maryland.

(b)           Subject to Section 6.11, the Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any state or federal court located Baltimore, Maryland and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state or federal court to the extent permitted by applicable law. The Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Pledgor or Pledgor's properties in the courts of any jurisdiction.

(c)           Subject to Section 6.11, the Pledgor irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in the first sentence of paragraph (b) of this Section 6.6.  The Pledgor irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Subject to Section 6.11, the Pledgor irrevocably consents to the service of process in the manner provided for notices in Section 6.5 of this Agreement.  Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

SECTION 6.7.                                Waiver of Jury Trial.  SUBJECT TO SECTION 6.11, THE PLEDGOR HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE PLEDGOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 6.8.                                  Limitation of Liability.  Subject to Section 6.11, neither the Lender nor any subsidiary or affiliate thereof, shall have any liability with respect to, and THE PLEDGOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH.

SECTION 6.9.                                 Counterparts, Effectiveness, etc.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed on behalf of the Pledgor and Lender.

SECTION 6.10. Additional Pledged Shares.  The Pledgor hereby represents and warrants that Exhibit A attached hereto contains the exclusive list of subsidiaries of the Pledgor.  If the Pledgor at any time after the date hereof becomes the owner of any additional Capital Stock of any entity, by acquisition or otherwise, such additional Capital Stock shall constitute “Additional Pledged Shares” for purposes of this Agreement, subject to all of the terms and conditions hereof, and the Pledgor shall promptly execute and deliver to the Lender a supplemental schedule in the form of Schedule II to this Agreement describing such Additional Pledged Shares in the same manner as the Initial Pledged Shares are described in Schedule I.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written, intending to create an instrument executed under seal..

"LENDER" BANK OF AMERICA, N.A. By: /s/ Kevin Mahon Kevin Mahon Senior Vice President	"PLEDGOR" GSE SYSTEMS, INC., a Delaware corporation By: /s/ Jeffery Hough (Seal) Jeffery Hough Chief Financial Officer

MSHI, INC., a Virginia corporation By: /s/ Jeffery Hough (Seal) Jeffery Hough Chief Financial Officer

GSE POWER SYSTEMS, INC., a Delaware corporation By: /s/ Jeffery Hough (Seal) Jeffery Hough Chief Financial Officer

GSE PROCESS SOLUTIONS, INC., a Delaware corporation By: /s/ Jeffery Hough (Seal) Jeffery Hough Chief Financial Officer

Exhibit A

Subsidiaries

[See attached]

 SCHEDULE I

INITIAL PLEDGED SHARES

Stock Pledge Information

Pledgor	Issuer	Class of Stock	Certificate Numbers	Number of Shares Issued and Outstanding
GSE Systems, Inc.	MSHI, Inc.	Common	1	1,000
GSE Systems, Inc.	GSE Process Solutions, Inc.	Common	C 1	1,000
GSE Systems, Inc.	GSE Services Company, LLC	Membership Interests	None	N/A
GSE Systems, Inc.	GSE Erudite Software, Inc.	Common	C 1	1,000
GSE Systems, Inc.	GSE Power Systems AB	Common	1001-2950	1,950
GSE Systems, Inc.	GSE Engineering Systems (Bejing) Company, Ltd.		None
GSE Systems, Inc.	GSE Systems, Ltd.	Common	1	1
MSHI, Inc.	GSE Power Systems, Inc. (formerly Simulation, systems & Services Technologies Company)	Common	3	100
GSE Power Systems, Inc.	GSE Government & Military Simulation Systems, Inc. (formerly GP International Engineering & Simulation, Inc.)	Common	4	100
GSE Process Solutions, Inc.	GSE Process Solutions, BV			400

SCHEDULE II

ADDITIONAL PLEDGED SHARES

Pledgor	Issuer	Class of Stock	Certificate Numbers	Number of Shares Issued and Pledged

# 5165014_v3